EXHIBIT 3.1
                            ARTICLES OF INCORPORATION



                            ARTICLES OF INCORPORATION
                                       OF
                      WIRELESS CABLE & COMMUNICATIONS, INC.



         The undersigned natural person over the age of 18 years, acting as the incorporator of a corporation under the Nevada domestic and foreign corporation laws, as codified at Chapter 78 of the Nevada Revised Statutes ("Statutes"), adopts the following articles of incorporation for such corporation:

                                    ARTICLE I
     The name of the corporation is Wireless Cable & Communications, Inc. (the "Corporation").
                                   ARTICLE II
         The name of the natural person or corporation designated as the Corporation's resident agent and the street address of the resident agent where process may be served upon the Corporation is: The Corporation Trust Company of Nevada, One East first Street, Reno, Nevada 89501. The acknowledgment of the resident agent's acceptance of that position is set forth below.

                                   ARTICLE III
         The Corporation shall have authority to issue Twenty Million (20,000,000) shares of stock. Fifteen Million (15,000,000) of such shares are designated "Common Stock" and Five Million (5,000,000) shares are designated "Preferred Stock". The holder of each share of Common Stock and Preferred Stock shall have one vote on all matters, and shall not be entitled to vote as a class unless otherwise provided by law or by the board of directors, which may restrict the voting rights of any series of Preferred Stock in the exercise of its discretion granted pursuant to the following paragraph.
         The board of directors shall prescribe the classes, series and the number of each class or series of the Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of the Preferred Stock.

         All shares of stock shall have a par value of One Hundredth of One Dollar (.01).

                                   ARTICLE IV
         The members of the governing board of the Corporation shall be styled as "Directors". The initial board of directors shall be comprised of three directors, whose names and addresses are set forth below:

                           Lance D'Ambrosio
                           102 West 500 South Suite 320
                           Salt Lake City, Utah  84101

                           Troy D'Ambrosio
                           102 West 500 South Suite 320
                           Salt Lake City, Utah  84101

                           George Sorenson
                           102 West 500 South Suite 320
                           Salt Lake City, Utah  84101

                                    ARTICLE V

         The name and post office address of the incorporator signing these Articles of Incorporation is as follows:

                           William R. Gray
                           Parsons Behle & Latimer
                           201 South Main Street, Suite 1800
                           P.O. Box 45898
                           Salt Lake City, Utah  84145-0898

                                   ARTICLE VI
I
         To the fullest extent permitted by the Statutes, or any other applicable law as now in effect or as may hereafter be amended, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of his or her fiduciary duty as a director or officer.
                                   ARTICLE VII

         The Corporation shall indemnify any person who is or was a Director, officer employee or agent of the Corporation to the fullest extent allowed by the Statutes, or any other applicable law as now in effect or as may hereafter be amended, except as may be limited by the bylaws of the Corporation from time to time in effect.
                                  ARTICLE VIII

         The Corporation shall not be governed by Statutes sections 78.411 to 78.444, inclusive.

         IN WITNESS WHEREOF, the undersigned has subscribed his name this 19th day of July, 1995.

                                                WIRELESS CABLE & COMMUNICATIONS,
                                                INC.


                                                   /s/ William R. Gray
                                                   William R. Gray, Incorporator

STATE OF UTAH  )
                     : ss.
COUNTY OF SALT LAKE  )

         I, a Notary Public, hereby certify that on the 19th day of July, 1995, personally appeared before me William R. Gray, being by me first duly sworn, declared that he is the person who signed the foregoing Articles of Incorporation as incorporator and the statements therein contained are true.

                                                  /s/ Joyce J. Pollard
                                                  Notary Public
                                                  Residing at: Salt Lake County,
                                                  Utah






                          ACCEPTANCE BY RESEIDENT AGENT

         The Corporation Trust Company of Nevada hereby accepts appointment as resident agent for the Corporation.

                                                  By:/s/ Marcia J. Sunahara
                                                  Its: Assistant Vice President

                                   EXHIBIT 3.2
                                     BYLAWS



                                     BYLAWS
                                       of
                      WIRELESS CABLE & COMMUNICATIONS, INC.


                                    ARTICLE I
                  NAME, REGISTERED OFFICE, AND REGISTERED AGENT

     Section 1. Name. The name of this corporation is Wireless Cable & Communications, Inc.

     Section 2. Registered Office and Registered Agent. The board of directors shall designate and the corporation shall maintain a registered office. The location of the registered office may be changed by the board of directors. The initial registered agent of this corporation is The Corporation Trust Company of Nevada.
                                   ARTICLE II
                              STOCKHOLDERS MEETINGS

     Section 1. Date of Meetings. The annual meeting of the stockholders of the corporation shall be held in such month each year, at such time and on such day as shall be determined by the board of directors. This meeting shall be for the election of directors and for the transaction of such other business as may properly come before the stockholders.

     Section 2. Place of Meetings. The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may also designate any place, either within or without the State of Nevada, as the place for the holding of such meeting.

         Section 3. Special Meetings. A special meeting of stockholders, other than one regulated by statute, may be called at any time by the president or by a majority of the directors, and must be called by the president upon written request of the holders of a majority of the outstanding shares entitled to vote at such meeting. Written notice of such meeting shall be given, which shall state the place, the date and the hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called. The notice shall be given to each stockholder of record in the same manner as the notice of the annual meeting. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting.
         Section 4. Notice of Stockholders' Meetings. The secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not fewer than ten (10) or more than sixty (60) days prior to the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at its address as it appears on the books of the corporation, with postage thereon prepaid.
         Section 5. Record Date. The board of directors may fix a date not fewer than ten (10) or more than sixty (60) days prior to any meeting as the record date for the purpose of determining the stockholders entitled to notice of and to vote at such meeting of the stockholders. The transfer books may be closed by the board of directors for a stated period not to exceed sixty (60) days for the purpose of determining stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose.
     Section 6. Quorum. Stockholders holding a majority of the voting power of the corporation, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is not present at a meeting, then stockholders holding a majority of the voting power represented may adjourn the meeting without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders in such number that less than a quorum remains.
         Section 7. Voting. Every stockholder shall be entitled to one vote for each share standing in his name on the books of the corporation, and all corporate action shall be determined by a majority of the votes cast at a meeting of stockholders entitled to vote thereon.
         Section 8. Proxies. At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized agent. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its execution unless otherwise provided in the proxy.
         Section 9. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. General Powers. Subject to the limitations in the Nevada Revised Statutes (the "Statutes") or the articles of incorporation, the board of directors shall have full control over the affairs of the corporation. The board of directors may adopt such rules and regulations for the conduct of its meetings and the management of the corporation as it deems proper.
     Section 2. Number, Tenure and Qualification. The number of directors of the corporation shall be no fewer than three nor more than nine, as determined from time to time by the directors or
                                       40
the stockholders. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified, unless said director is removed or resigns in accordance with the provisions of these bylaws. Directors need not be residents of the State of Nevada or stockholders of the corporation.
         Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than by these bylaws immediately following and at the same place as the annual meeting of stockholders.
         Section 4. Special Meetings. Special meetings of the board of directors may be called by any director or by the president. The secretary shall give notice of the time, place and purpose or purposes of each special meeting to each director by mailing the same at least three days before the meeting or by telephoning the same at least one day before the meeting.
         Section 5. Quorum. A majority of the members of the board of directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting until a quorum shall be present, whereupon the meeting may be held. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.
         Section 6. Manner of Acting. At all meetings of the board of directors, each director shall have one vote. The act of directors holding a majority of the voting power of the directors at a meeting at which a quorum is present is the act of the board of directors.
         Section 7. Vacancies. A vacancy in the board of directors shall be deemed to exist in case of death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail, at any meeting of the stockholders at which any director is to be elected, to elect the full authorized number to be elected at that meeting. Any such vacancy shall be filled by the directors then in office, though less than a quorum, with the person elected to fill the vacancy to hold office until the next annual meeting or until his or her successor is duly elected and qualified.
         Section 8. Removals. Unless otherwise provided in the Statutes or the articles of incorporation, directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the corporation. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.
         Section 9. Resignation. A director may resign at any time by delivering written notification thereof to the president or secretary of the corporation. Resignation shall become effective upon its acceptance by the board of directors; provided, however, that if the board of directors has not acted thereon within ten (10) days from the date of its delivery, then the resignation shall be deemed accepted upon the tenth day.
         Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he files his or her written dissent to such action with the person acting as the secretary of the meeting or by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.
     Section 11. Directors' Compensation. The board of directors may, by resolution, fix the compensation of directors for services in any capacity.
         Section 12. Informal Action by Directors. Any action that may or is required to be taken at a meeting of directors may be taken without a meeting pursuant to the unanimous written consent of the directors of the corporation.

         Section 13. Committees. Unless prohibited by the articles of incorporation, the board of directors may designate one or more committees which have and may exercise the powers of the corporation. The names of the committees shall be stated in the resolution of the board of directors creating such committees.
         Section 14. Chairman. The board of directors may elect a chairman of the board, who shall preside at all meetings of the board of directors and perform such other duties as may be prescribed from time to time by the board of directors.
                                   ARTICLE IV
                                    OFFICERS

         Section 1. Number. The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be elected by a majority of the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any natural person may hold two or more offices.
         Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors immediately after each annual meeting of the stockholders. If for any reason the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his resignation, removal, or death.
     Section 3. Resignations. Any officer may resign at any time by delivering a written resignation either to the president or to the secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.
     Section 4. Removal. Any officer or agent may be removed by the board of directors in its judgment. Any such removal shall require a majority vote of the board of directors, exclusive of the officer in question if he or she is also a director.

     Section 5. Vacancies. A vacancy in any office because of death, resignation, or removal, or if a new office shall be created, may be filled by the board of directors for the unexpired portion of the term.
         Section 6. President. The president shall be the chief executive and administrative officer of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, at meetings of the board of directors if he or she has been elected as a director. The president shall exercise such duties as customarily pertain to the office of president and shall have general and active supervision over the property, business, and affairs of the corporation and over its several officers. He or she may appoint agents or employees other than those appointed by the board of directors. The president may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the board of directors, the Statutes or by these bylaws.
         Section 7. Secretary. The secretary shall, subject to the direction of the president, keep the minutes of the meetings of the stockholders and of the board of directors and, to the extent ordered by the board of directors or the president, the minutes of meetings of all committees. The secretary shall cause notice to be given of meetings of stockholders, of the board of directors, and of any committee appointed by the board. He or she shall have custody of the corporate seal, if any, and general charge of the records, documents and papers of the corporation not pertaining to the performance of the duties vested in other officers. He or she may sign or execute contracts with the president or a vice president thereunto authorized in the name of the corporation and affix the seal of the corporation thereto. The secretary shall perform such other duties as may be prescribed from time to time by the president, the board of directors or by these bylaws.
     Section 8. Treasurer. The treasurer shall, subject to the direction of the president, have general custody of the collection and disbursement of the funds of the corporation. He or she shall
                                                        43
endorse on behalf of the corporation for collection checks, notes and other obligations, and shall deposit the same to the credit of the corporation in such bank or banks or depositories as the board of directors may designate. The treasurer may sign, with the president or such other persons as may be designated by the board of directors, all bills of exchange or promissory notes of the corporation. He or she shall enter or cause to be entered regularly in the books of the corporation a full and accurate account of all monies received and paid by him on account of the corporation, and shall at all reasonable times exhibit his or her books and accounts to any director of the corporation upon application at the office of the corporation during business hours. The treasurer shall, whenever required by the board of directors or the president, render a statement of his accounts. He or she shall perform such other duties as may be prescribed from time to time by the president, the board of directors or these bylaws.
         Section 9. Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a director of the corporation.
                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.
     Section 2. Loans. No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the corporation unless and except as authorized by the board of directors. Any such authorization may be general or confined to specific instances.
         Section 3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select, or as may be selected by any officer or agent authorized to do so by the board of directors.
           Section 4. Checks and Drafts. All checks, drafts, and other evidences of indebtedness of the corporation shall be signed by such officer or officers of the corporation in such manner as the board of directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made in such manner as the board of directors from time to time may determine.
     Section 5. Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument and be signed by the president.

                                   ARTICLE VI
                                  CAPITAL STOCK

         Section 1. Stock Certificates. The stock of the corporation may be represented by certificates signed by the president and by the secretary, and may bear the seal of the corporation, if any. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates issued by the corporation shall bear a restrictive legend similar to the following unless they are duly registered with the Securities and Exchange Commission:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE COMPANY RECEIVES AN
      OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT
       REQUIRED FOR SALE OR TRANSFER, OR THAT THE SHARES HAVE BEEN LEGALLY
        SOLD IN BROKER TRANSACTIONS PURSUANT TO RULE 144 OF THE RULES AND
             REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.

No new certificate shall be issued in exchange for the surrender or transfer of shares until the former certificate is surrendered to the corporation and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.
         Section 2. Uncertificated Shares. The corporation may issue uncertificated shares of any class or series of the corporation's stock. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send the stockholder a written statement confirming the information required on the certificates pursuant to section 78.235(1) of the Statutes.
         Section 3. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative (who shall furnish proper evidence of authority to transfer) or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares, if any. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
         Section 4. Transfer Agent and Registrar. The board of directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

         Section 5. Lost or Destroyed Certificates. The board of directors may direct a new certificate to be issued to replace any certificate theretofore issued by the corporation and alleged to have been lost or destroyed if the new owner swears by affidavit that the certificate is lost or destroyed. The board of directors may, at its discretion, require the owner of such certificate or his legal representative to give the corporation a bond in such sum and with such sureties as the board of directors may direct to indemnify the corporation and transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates.
         Section 6. Consideration for Shares. The capital stock of the corporation shall be issued for such consideration, but not less than the par value thereof, if any, as shall be fixed from time to time by the board of directors. Such consideration may be in the form of cash, property, or prior services rendered to the corporation, subject to the requirements of the Statutes, but not in contemplation of future services to the corporation. In the absence of fraud, the determination of the board of directors as to the value of any property or services received in full or partial payment of shares shall be conclu sive.
         Section 7. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in the shares.

                                   ARTICLE VII
                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these bylaws, or under the provisions of the articles of incorporation, or under the provisions of the Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meeting, except where attendance is for the express purpose of objecting to the legality of that meeting.

                                  ARTICLE VIII
                                   AMENDMENTS

         These bylaws may be altered, amended, repealed, or new bylaws adopted by a majority of the entire board of directors at any regular or special meeting. Any bylaw adopted by the board may be repealed or changed by action of the stockholders.

                                   ARTICLE IX
                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed and may be varied by resolution of the board of directors.



                                    ARTICLE X
                                    DIVIDENDS

         The board of  directors  may at any regular or special  meeting,  as it
deems  advisable,   declare   dividends  payable  out  of  the  surplus  of  the
corporation.
                                   ARTICLE XI
                                 CORPORATE SEAL

         The corporation may adopt an official seal which shall bear the name of the corporation and the state and year of incorporation.
                                  * * * * * * *

         This is to certify that the foregoing bylaws were adopted by the board of directors of the corporation on August 1st, 1995.


                                                     /s/ Anthony Sansone
                                                     Anthony Sansone, Secretary